Exhibit 99.1

SilverSun Technologies Reports Record Revenue and Profit for First Quarter 2015

Three Month Revenues Increased 31.6% to $6.48 Million, EPS for the Quarter Rises to $0.13

LIVINGSTON, NJ -- (Marketwired) -- 05/6/15 -- SilverSun Technologies, Inc. (the “Company” or “Silversun Technologies”) (OTCBB: SSNT) (OTCQB: SSNT), a national provider of transformational business technology solutions and services, today announced record first quarter financial results for the three months ended March 31, 2015.

Financial Highlights for the Three Months Ended March 31, 2015 Compared to the Three Months Ended March 31, 2014:

•	Total revenues rose 31.6% to $6,483,114 from $4,924,625.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) was $669,923, up from $279,375, an increase of 140%.

•	Income from operations totaled $557,967, up from $201,642, an increase of 177%.

•	Operating margins increased to 8.6%, up from 4.1%.

•	Net income was $521,167, or $0.13 earnings per basic share, an increase from net income of $120,741, or $0.03 earnings per basic share.

As of March 31, 2015, the Company had $2,384,381 in cash; $2,304,636 in accounts receivable; $642,827 in long term debt; and total stockholders' equity of $1,377,202.

For more details on SilverSun's third quarter results, please refer to the Company's 10-Q filed with the U.S. Securities Exchange Commission and accessible at www.sec.gov.

Commenting on the results, Mark Meller, Chairman and CEO of SilverSun, stated, "Our first quarter performance continued our trend of record results. Our compound annual growth rate over the past 5 years exceeds 30%.  Our profitability and margins continue to increase, and we continue to execute on our acquisition strategy, having acquired   Accounting Technology Resources in March. In addition, our cash position, strong balance sheet, and ever increasing recurring revenue give us confidence that we will continue to achieve positive results throughout 2015."

Continuing, Meller said, "The single most important item on the Company’s agenda for 2015 is to uplist to NASDAQ.  We believe listing on NASDAQ will significantly increase our visibility with institutional investors, remove the impediments that retail brokers confront when recommending our stock, and will increase the attractiveness of our common stock as currency for future acquisitions.  Our other main agenda item for 2015 is to aggressively seek out acquisitions of both managed service providers and resellers/publishers of business applications for the Small and Medium-Sized Business market. We hope to be in a position to announce further acquisitions in the coming weeks and months."

About SilverSun Technologies, Inc.

We are a business application, technology and consulting company providing strategies and solutions to meet our clients’ information, technology and business management needs. Our services and technologies enable customers to manage, protect and monetize their enterprise assets whether on-premise or in the “Cloud”. As a value added reseller of business application software, we offer solutions for accounting and business management, financial reporting, Enterprise Resource Planning (“ERP”), Warehouse Management Systems, Customer Relationship Management, and Business Intelligence. Additionally, we have our own development staff building software solutions for Electronic Data Interchange, time and billing, and various ERP enhancements. Our value-added services focus on consulting and professional services, specialized programming, training, and technical support. We have a dedicated network services practice that provides managed services, hosting, business continuity, cloud, e-mail and web services. Our customers are nationwide, with concentrations in the New York/New Jersey metropolitan area, Chicago, Dallas, Arizona and Southern California.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to SilverSun Technologies, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.